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                                                                     EXHIBIT 5.1

                        [Cooley Godward LLP Letterhead]



June 10, 1997

Laser Power Corporation
12777 High Bluff Drive
San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Laser Power Corporation (the "Company") of a Registration Statement on Form SB-2, as amended (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") promulgated under the Securities Act of 1933, as amended, and the underwritten public offering of (i) up to 2,760,000, including 350,000 shares to be sold by selling stockholders and 360,000 shares of common stock for which the Underwriters have been granted an over allotment option shares of common stock (the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation, as amended, and Restated and Amended Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and
(ii) assumed that the shares of the Common Stock will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:  /s/ D. BRADLEY PECK
    -----------------------
         D. Bradley Peck